SUB-ITEM 77Q1(A)

Appendix A, dated January 1, 2012, to the Master Amended and Restated By-Laws for Massachusetts Investors Growth Stock Fund, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 33 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 26, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.